Exhibit 4.2

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                    SOUTHERN INDIANA GAS AND ELECTRIC COMPANY

                                      WITH

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,

                                   as Trustee


                                 ---------------

                             SUPPLEMENTAL INDENTURE


                                 Relating to the

                              FIRST MORTGAGE BONDS


                             Series A 1985 due 2015


                           Dated as of October 1, 2004



===============================================================================

         SUPPLEMENTAL INDENTURE, dated as of October 1, 2004, between SOUTHERN INDIANA GAS AND ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of Indiana (hereinafter called the "Company"), party of the first part, and DEUTSCHE BANK TRUST COMPANY AMERICAS, a corporation organized and existing under the laws of the State of New York, formerly known as BANKERS TRUST COMPANY, as Trustee under the Mortgage hereinafter referred to, party of the second part.

         WHEREAS, the Company heretofore executed and delivered to Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, as Trustee (hereinafter called the "Trustee"), a certain Indenture of Mortgage and Deed of Trust dated as of April 1, 1932, to secure an issue of bonds of the Company, issued and to be issued in series, from time to time, in the manner and subject to the conditions set forth in the said Indenture, and the said Indenture has been amended and supplemented by Supplemental Indentures dated as of August 31, 1936, October 1, 1937, March 22, 1939, July 1, 1948, June 1, 1949, October 1,
1949, January 1, 1951, April 1, 1954, March 1, 1957, October 1, 1965, September 1, 1966, August 1, 1968, May 1, 1970, August 1, 1971, April 1, 1972, October 1,
1973, April 1, 1975, January 15, 1977, April 1, 1978, June 4, 1981, January 20,
1983, November 1, 1983, March 1, 1984, June 1, 1984, November 1, 1984, July 1,
1985, November 1, 1985, June 1, 1986, November 15, 1986, January 15, 1987,
December 15, 1987, December 13, 1990, April 1, 1993, May 1, 1993, June 1, 1993,
July 1, 1999, March 1, 2000 and August 1, 2004, which Indenture as so amended and supplemented is hereinafter referred to as the "Mortgage" and as further supplemented by this Supplemental Indenture is hereinafter referred to as the "Indenture"; and

         WHEREAS, the Mortgage provides that the Company and the Trustee may, from time to time, enter into such indentures supplemental to the Mortgage as shall be deemed by them necessary or desirable, to amend the Mortgage or any supplemental indenture in accordance with Section 108 of the Mortgage; and

         WHEREAS, the Company entered into a Loan Agreement dated as of July 1, 1985 (the "Original Loan Agreement") with Warrick County, Indiana (the "County") pursuant to which the County issued $9,975,000 aggregate principal amount of its Adjustable Rate Pollution Control Revenue Bonds, 1985 Series A (Southern Indiana Gas and Electric Company Project) of which $9,775,000 principal amount is currently outstanding (the "County Bonds") pursuant to the Indenture of Trust dated as of July 1, 1985, as supplemented and amended by a First Supplemental Indenture of Trust dated as of October 1, 2004 (the "Original County Indenture"), between the County and The Bank of New York Trust Company, N.A., as successor to The Citizens National Bank of Evansville, as trustee (the "County Trustee"), in order to provide funds to loan to the Company for the purpose of refunding the Issuer's $9,730,000 principal amount Pollution Control Revenue Bonds, 1983 Series A (Southern Indiana Gas and Electric Company Project) which were issued for the purpose of financing a portion of the costs of acquiring, constructing and equipping of an undivided one-half interest in certain air pollution control facilities, and pursuant to such Original Loan Agreement the Company agreed to issue a series of its bonds under the Original County Indenture in order to evidence and secure certain of its indebtedness under the Original Loan Agreement; and

         WHEREAS, the Company and the Trustee entered into the Supplemental Indenture dated as of July 1, 1985 (the "July 1985 Supplemental Indenture") for such purposes; and

         WHEREAS, the Company by appropriate corporate action in conformity with the terms of the Mortgage and pursuant to the July 1985 Supplemental Indenture created a series of bonds which were issued under the Mortgage in an original aggregate principal amount of $9,975,000 (of which $9,775,000 principal amount is currently outstanding) and designated as "First Mortgage Bonds, Series A 1985 due 2015" (hereinafter sometimes referred to as "Bonds of the Twenty-sixth Series"), which bear interest at the rate from time to time borne by the County Bonds, are subject to certain optional and mandatory redemption rights and obligations set forth in, and are otherwise in the form and have the terms and provisions provided for in the July 1985 Supplemental Indenture and set forth in the form of such bonds in the July 1985 Supplemental Indenture; and

         WHEREAS, the Company has determined that it would be in its best interests to (i) add additional methods of determining the interest rate on the County Bonds, (ii) secure the County Bonds with a financial guaranty insurance policy (the "Bond Insurance Policy") issued by Ambac Assurance Corporation and
(iii) amend certain provisions of the July 1985 Supplemental Indenture and the Bonds of the Twenty-sixth Series to allow for the release of such bonds in certain circumstances; and

         WHEREAS, in connection with the foregoing, it is necessary for the County to amend the Original County Indenture and the Original Loan Agreement and for the Company to amend the July 1985 Supplemental Indenture and the Bonds of the Twenty-sixth Series in order to (i) conform to the changes made to the interest rate provisions of the Original County Indenture and (ii) permit the Bonds of the Twenty-sixth Series to cease to secure the Company's obligation under the Loan Agreement (as hereinafter defined) when substantially all of the Company's first mortgage bonds are no longer outstanding, except for the Bonds of the Twenty-sixth Series and any other first mortgage bonds subject to substantially similar release provisions; and

         WHEREAS, the Company and the Trustee deem it necessary or desirable to enter into this Supplemental Indenture for such purposes; and

         WHEREAS, the execution and delivery of this Supplemental Indenture are authorized by Section 108 of the Mortgage and have been consented to by the registered owner of all of the Bonds of the Twenty-sixth Series;

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: That Southern Indiana Gas and Electric Company, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and of the purchase and acceptance of the bonds issued or to be issued hereunder by the holders or registered owners thereof, and in order to secure the payment of the principal, premium, if any, and interest of all bonds at any time issued and outstanding under the Indenture, according to their tenor and effect, and the performance of all of the provisions hereof and of said bonds, hath granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed and by these presents doth grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, as Trustee, and to its successor or successors in said trust, and to its and their assigns forever, all the properties, real, personal and mixed, tangible and intangible of the character described in the granting clauses of the aforesaid Indenture of Mortgage and Deed of Trust dated as of April 1, 1932 or in any indenture supplemental thereto acquired by the Company on or after the date of the execution and delivery of said Indenture of Mortgage and Deed of Trust (except any in said Indenture of Mortgage and Deed of Trust or in any indenture supplemental thereto expressly excepted) and does hereby confirm that the Company will not cause or consent to a partition, either voluntary or through legal proceedings, of property, whether herein described or heretofore or hereafter acquired, in which its ownership shall be as a tenant in common, except as permitted by and in conformity with the provisions of the Indenture and particularly of Article X thereof.

         TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Article X of the Indenture), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

         TO HAVE AND TO HOLD all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.

         IN TRUST, NEVERTHELESS, upon the terms and trusts of the Indenture, for those who shall hold the bonds and coupons issued and to be issued thereunder, or any of them, without preference, priority or distinction as to lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest set forth in the Indenture (and subject to any sinking funds that may be created for the benefit of any particular series).

         PROVIDED, HOWEVER, and these presents are upon the condition that, if the Company, its successors or assigns, shall pay or cause to be paid, the principal of, premium, if any, and interest on said bonds, at the times and in the manner stipulated therein and herein, and shall keep, perform and observe all and singular the covenants and promises in said bonds and in the Indenture expressed to be kept, performed and observed by or on the part of the Company, then this Supplemental Indenture and the estate and rights hereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.

         IT IS HEREBY COVENANTED, DECLARED AND AGREED, by the Company, that all such bonds and coupons are to be issued, authenticated and delivered, and that all property subject or to become subject hereto is to be held, subject to the further covenants, conditions, uses and trusts in the Indenture set forth, and the Company, for itself and its successors and assigns, does hereby covenant and agree to and with the Trustee and its successor or successors in such trust, for the benefit of those who shall hold said bonds and interest coupons, or any of them, as follows:


                                     PART I

                                   DEFINITIONS

         All words and terms defined in Part I of the Supplemental Indenture dated as of July 1, 1985 shall have the same meanings in this Supplemental Indenture, except that the definitions of "County Indenture" and "Loan Agreement" are amended in their entirety to read as follows. In addition, certain words and terms are defined in the preamble of this Supplemental Indenture.

                  COUNTY INDENTURE:

                  The term "County Indenture," when used in connection with the Bonds of the Twenty-sixth Series, shall mean the Amended and Restated Indenture of Trust, dated as of October 1, 2004, by and between Warrick County, Indiana and The Bank of New York Trust Company, N.A., as successor to The Citizens National Bank of Evansville, as Trustee, and any indenture supplemental thereto or amendatory thereof, pursuant to which the Adjustable Rate Pollution Control Revenue Bonds, 1985 Series A (Southern Indiana Gas and Electric Company Project) are issued and secured.

                  LOAN AGREEMENT:

                  The term "Loan Agreement," when used in connection with the Bonds of the Twenty-sixth Series, shall mean the Loan Agreement dated as of July 1, 1985, as supplemented and amended by the First Amendment to Loan Agreement, dated as of October 1, 2004 between Warrick County, Indiana, and the Company, relating to the Adjustable Rate Pollution Control Revenue Bonds, 1985 Series A (Southern Indiana Gas and Electric Company Project) and any and all modifications, amendments and supplements thereof.


                                     PART II

         The forms of the definitive registered bonds without coupons of the Bonds of the Twenty-sixth Series and the Trustee's certificate of authentication to be borne by such bonds included in the preamble to the July 1985 Supplemental Indenture are hereby amended in their entirety such that the form of the definitive registered bonds without coupons of the Bonds of the Twenty-sixth Series and the Trustee's certificate of authentication to be borne by such bonds are to be substantially in the following forms, respectively:



                  "[FORM OF FULLY REGISTERED BOND OF THE TWENTY-SIXTH SERIES]

                                      [FORM OF FACE OF BOND]


                           SOUTHERN INDIANA GAS AND ELECTRIC COMPANY

                          FIRST MORTGAGE BOND, SERIES A 1985 DUE 2015

                  No. _________                                 $____________

                  Southern Indiana Gas and Electric Company, a corporation of the State of Indiana (hereinafter called the "Company"), for value received, hereby promises to pay to____________________ ______________________________________________________ or
                  registered assigns ____________________________________
                  dollars, on July 1, 2015, subject to prior redemption, at the office or agency of the Company in the Borough of Manhattan, The City of New York, N.Y., in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered owner hereof interest thereon at the same rate or rates of interest as the Adjustable Rate Pollution Control Revenue Bonds, 1985 Series A (Southern Indiana Gas and Electric Company Project) (the "Warrick County Bonds") issued by Warrick County, Indiana (the "County") under the Indenture of Trust, dated as of July 1, 1985, as supplemented and amended by the First Supplemental Indenture of Trust dated as of October 1, 2004, as amended and restated by the Amended and Restated Indenture of Trust dated as of October 1, 2004, and any indenture supplemental thereto or amendatory thereof (the "County Indenture"), between the County and The Bank of New York Trust Company, N.A., as successor to The Citizens National Bank of Evansville, as trustee (the "County Trustee") (as determined in accordance with the County Indenture); provided, however, that in no event shall the rate of interest borne by the bonds of this series exceed 11% per annum. Such interest, in like coin or currency, payable at said office or agency on the same dates as interest on the Warrick County Bonds, or if this bond shall be duly called for redemption, until the redemption date, or if the Company shall default in the payment of the principal hereof, until the Company's obligation to pay principal shall be discharged as provided in the Indenture, is paid until the principal sum is paid in full discharge under the Indenture.

                  The Company has agreed to pay the principal of and interest on the Warrick County Bonds pursuant to a Loan Agreement dated as July 1, 1985, as supplemented and amended by the First Amendment to Loan Agreement dated as of October 1, 2004 (as so amended and as hereinafter supplemented and amended, the "Agreement") between the Company and the County. Pursuant to the Granting Clause of the County Indenture, this bond is issued to the County Trustee to secure any and all obligations of the Company under the Agreement with respect to payment of the County Bonds. Payment of principal of, or interest on, the County Bonds shall constitute payments on this bond as further provided herein and in the Supplemental Indenture dated July 1, 1985, as supplemented and amended by the Supplemental Indenture dated as of October 1, 2004 pursuant to which this amended bond has been authorized (the "Supplemental Indenture").

                  Upon any payment of the principal of, and interest on, all or any portion of the Warrick County Bonds, whether at maturity or otherwise or upon provision for the payment thereof having been made in accordance with Section 8.01 of the County Indenture, a principal amount of this bond equal to the principal amount of such Warrick County Bonds shall, to the extent of such payment of principal and interest, be deemed paid and the obligation of the Company thereunder to make such payment shall be discharged to such extent and, in the case of the payment of principal, such bonds shall be surrendered to the Company for cancellation as provided in Section 8.02 of the County Indenture. The Trustee (as hereinafter defined) may at any time and all times conclusively assume that the obligation of the Company to make payments under the Agreement with respect to the principal of, and interest on, the Warrick County Bonds, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the County Trustee signed by one of its officers stating (i) that timely payment of principal of, or interest on, the Warrick County Bonds has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the County Trustee pursuant to the Agreement, and (iii) the amount of the arrearage.

                  The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

                  This bond shall not become obligatory until Deutsche Bank Trust Company Americas, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

                  IN WITNESS WHEREOF, Southern Indiana Gas and Electric Company has caused this bond to be signed in its name by its President or a Vice President, by his signature or a facsimile thereof, and a facsimile of its corporate seal to be imprinted hereon, attested by its Secretary or an Assistant Secretary, by his signature or a facsimile thereof.

                  Dated:
                        ---------------
                                              SOUTHERN INDIANA GAS AND
                                                 ELECTRIC COMPANY


                                              By:
                                                 ----------------------------
                                                 ----------------------------
                  Attest:


                  --------------------------
                           Secretary

                                [FORM OF TRUSTEE'S CERTIFICATE]

                  This bond is one of the bonds of the series designated therein, described in the within-mentioned Mortgage.

                                              DEUTSCHE BANK TRUST
                                                COMPANY AMERICAS,
                                                as Trustee



                                              By:
                                                 ----------------------------
                                                      Authorized Officer

                                    [FORM OF REVERSE OF BOND]


                           SOUTHERN INDIANA GAS AND ELECTRIC COMPANY

                          FIRST MORTGAGE BOND, SERIES A 1985 DUE 2015

                  This bond is one of an issue of First Mortgage Bonds of the Company, issuable in series, and is one of the series designated in the title hereof, all issued and to be issued under and equally secured (except as to any sinking fund established in accordance with the provisions of the Mortgage hereinafter mentioned for the bonds of any particular series) by an Indenture of Mortgage and Deed of Trust, dated as of April 1, 1932, executed by the Company to Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, as Trustee (the "Trustee"), as amended and supplemented by indentures supplemental thereto, including without limitation a Supplemental Indenture dated as of July 1, 1985, as particularly supplemented and amended by a Supplemental Indenture dated as of October 1, 2004, to which Indenture as amended and supplemented (herein referred to as the "Mortgage") reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds are secured.

                  The bonds of this series are issued and to be issued in order to evidence and secure a loan made by the County to the Company pursuant to a Loan Agreement dated as of July 1, 1985, as supplemented and amended. In order to provide moneys to fund such loan, the County has issued the Warrick County Bonds under and pursuant to the County Indenture. Payments made by the Company of principal and interest on the bonds of this series are intended to be sufficient to permit payments of principal and interest to be made on the Warrick County Bonds. Upon certain terms and conditions, moneys held under and pursuant to the County Indenture, including moneys so held from the proceeds of the sale of the Warrick County Bonds or earnings on the investment of such proceeds, or redemption of the Warrick County Bonds shall be credited to or used for the payment of the bonds of this series and to the extent so credited or used shall satisfy a like amount otherwise due hereunder.

                  The bonds of this series are subject to optional and mandatory redemption, in whole or in part, as the case may be, on each date that Warrick County Bonds are to be redeemed. The principal amount of the bonds of this series to be redeemed on any such date shall be equal to the principal amount of Warrick County Bonds called for redemption on that date. All redemptions of bonds of this series shall be at 100% of the principal amount thereof, plus accrued interest to the redemption date.

                  If and whenever the Trustee or the Company is notified that an event of default has occurred and is continuing under Section 9.01(e) of the County Indenture, and provided that the principal of all Warrick County Bonds then outstanding and the interest thereon shall have been declared immediately due and payable, then not later than two business days following the occurrence of the foregoing events, the Company shall, upon not less than 30 days' and not more than 45 days' prior written notice given in the manner provided in the Mortgage, call for redemption on a redemption date selected by it not later than 45 days following the date of such notice, all of the bonds of this series then outstanding, and shall on such redemption date redeem the same at a price equal to 100% of the principal amount thereof, together with accrued interest thereon to the redemption date, except that such requirement or redemption shall be deemed to be waived if, prior to the date fixed for such redemption of the bonds of this series, such event of default is waived or cured.

                  In case a completed default, as defined in the Mortgage, shall occur, the principal of this bond and all other bonds of the Company at any such time outstanding under the Mortgage may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Mortgage. The Mortgage provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the bonds entitled to vote then outstanding.

                  This bond, subject to the limitations with regard thereto contained in the County Indenture, is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, N.Y., upon surrender and cancellation of this bond, and thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange thereof as provided in the Mortgage, and upon payment, if the Company shall require it, of the charges therein prescribed. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes.

                  As provided in Section 8.02 of the County Indenture, from and after the Release Date (as defined in the County Indenture), the obligations of the Company with respect to this bond shall be deemed to be satisfied and discharged, this bond shall cease to secure in any manner the Company's obligations under the Agreement with respect to the payment of any County Bonds outstanding under the County Indenture, and, pursuant to
                  Section 8.02 of the County Indenture, the County Trustee shall forthwith deliver this Bond to the Company for cancellation.

                  The Bonds of this series are issuable as registered bonds without coupons in denominations of $1,000 and authorized multiples thereof. In the manner and upon payment of the charges prescribed in the Mortgage, registered bonds without coupons of this series may be exchanged for a like aggregate principal amount of fully registered bonds without coupons of other authorized denominations of the same series, upon presentation and surrender thereof, for cancellation, to the Trustee at its principal corporate trust office in the Borough of Manhattan, The City of New York, N.Y.

                  No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

                  Pursuant to the Mortgage, the holder or owner of this bond by his acceptance hereof is deemed to have agreed to amendments to the Mortgage which will eventually permit certain amendments to the Mortgage with the consent of the holders of 66-2/3% of the principal amount of the outstanding bonds of all series issued under the Mortgage and which redefine, effective at such time as all bonds of each series of bonds issued under the Mortgage prior to January 1, 1977 are no longer outstanding, the amounts required to be spent by the Company under the Mortgage for the repair, maintenance, renewal and replacement of its property.


                                      [END OF FORM OF BOND]"

                                    PART III

         Part II of the Supplemental Indenture dated as of July 1, 1985 is hereby amended in its entirety to read as follows:


                                         "PART II

                       DESCRIPTION OF BONDS OF THE TWENTY-SIXTH SERIES

                           Section 1. Bonds of the Twenty-sixth Series shall
                  mature on the date set forth in the form of bond relating hereto hereinbefore set forth, shall bear interest at the rate from time to time borne by the Warrick County Bonds; provided, however, that in no event shall the rate of interest borne by the Bonds of the Twenty-sixth Series exceed 11%. Such interest, payable on the same dates as interest on the Warrick County Bonds, and all bonds of said series shall be designated as hereinbefore in the fifth WHEREAS clause of the Supplemental Indenture dated as of October 1, 2004. Both principal of and interest on said bonds shall be payable, to the extent specified in the form of bond hereinabove set forth, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York, N.Y. Definitive bonds of said series may be issued, originally or otherwise, only as registered bonds without coupons; and they and the Trustee's certificate of authentication shall be substantially in the forms hereinbefore recited, respectively. Definitive registered Bonds of the Twenty-sixth Series may be issued in the denomination of $1,000 and in such other denominations (in multiples of $1,000) as the Board of Directors of the Company shall approve, and execution and delivery to the Trustee for authentication shall be conclusive evidence of such approval. In the manner and upon payment of the charges prescribed in the Indenture, registered bonds without coupons of said series may be exchanged for a like aggregate principal amount of fully registered bonds without coupons of other authorized denominations of the same series, upon presentation and surrender thereof for cancellation to the Trustee at its principal corporate trust office in the Borough of Manhattan, The City of New York, N.Y. However, notwithstanding the provisions of Section 12 of the Indenture, no charge shall be made upon any transfer or exchange of bonds of said series other than for any tax or taxes or other governmental charge required to be paid by the Company. The form of the temporary bonds of said series shall be in substantially the form of the form of registered bond hereinbefore recited with such appropriate changes therein as are required on account of the temporary nature thereof. Said temporary bonds of said series shall be in registered form without coupons, registrable as to principal, and shall be exchangeable for definitive bonds of said series when prepared.

                  The person in whose name any registered bond without coupons of the Twenty-sixth Series is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such registered bond upon any transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such bond is registered either at the close of business on the day preceding the date of payment of such defaulted interest or on a subsequent record date for such payment if one shall have been established as hereinafter provided. A subsequent record date may be established by or on behalf of the Company by notice mailed to the holders of bonds not less than ten days preceding such record date, which record date shall be not more than thirty days prior to the subsequent interest payment date. The term "record date" as used in this Section with respect to any regular interest payment date shall mean the Interest Payment Date (as defined in the County Indenture).

                  Except as provided in this Section, every registered bond without coupons of the Twenty-sixth Series shall be dated and shall bear interest as provided in Section 10 of the Indenture; provided, however, that so long as there is no existing default in the payment of interest on the bonds, the holder of any bond authenticated by the Trustee between the record date for any interest payment date and such interest payment date shall not be entitled to the payment of the interest due on such interest payment date and shall have no claim against the Company with respect thereto; and provided, further, that, if and to the extent the Company shall default in the payment of the interest due on such interest payment date, then any such bond shall bear interest from the interest payment date to which interest has been paid.

                  Upon any payment of the principal of and interest on, all or any portion of the Warrick County Bonds, whether at maturity or otherwise or upon provision for the payment thereof having been made in accordance with Section 8.01 of the County Indenture, the Bonds of the Twenty-sixth Series in a principal amount equal to the principal amount of such Warrick County Bonds shall, to the extent of such payment of principal and interest, be deemed paid and the obligation of the Company thereunder to make such payment shall be discharged to such extent and, in the case of the payment of principal, such Bonds of the Twenty-sixth Series shall be surrendered to the Company for cancellation as provided in and subject to the terms of Section 8.02 of the County Indenture. The Trustee may at any time and all times conclusively assume that the obligation of the Company under the Agreement to make payments with respect to the principal of and interest on the County Bonds, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the County Trustee signed by one of its officers stating (i) the timely payment of principal or interest on the Warrick County Bonds has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the County Trustee pursuant to the Agreement, and (iii) the amount of the arrearage."


                                            PART IV

         Part IV of the Supplemental Indenture dated as of July 1, 1985 is hereby amended in its entirety to read as follows:


                                            "PART IV

                                      REDEMPTION PROVISIONS

                           Section 1. The Bonds of the Twenty-sixth Series shall
                  be subject to redemption by the Company prior to maturity, in the events and in the manner and at the redemption prices set forth in the form of Bond of such series."


                                     PART V

                                  MISCELLANEOUS

           Section 1. The Company covenants that the provisions of Section 36A of the Indenture and of Section 1.02 of the Supplemental Indenture dated as of July 1, 1948, which are to remain in effect so long as any bonds of the series referred to in said Section shall be outstanding under the Indenture, shall remain in full force and effect so long as any Bonds of the Twenty-sixth Series shall be outstanding under the Indenture.

           Section 2. Except as herein otherwise expressly provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture, other than as set forth in the Mortgage. The Trustee shall not be responsible for the recitals herein or in the bonds (except the Trustee's certificate of authentication), all of which are made by the Company solely.

           Section 3. As supplemented and amended by this Supplemental Indenture, the Mortgage is in all respects ratified and confirmed, and the Mortgage and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

           Section 4. This Supplemental Indenture may be executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, SOUTHERN INDIANA GAS AND ELECTRIC COMPANY, party of the first part hereto, and DEUTSCHE BANK TRUST COMPANY AMERICAS, party of the second part hereto, have caused these presents to be executed in their respective names by their respective Presidents or one of their Vice Presidents or Assistant Vice Presidents and their respective seals to be hereunto affixed and attested by their respective Secretaries or one of their Assistant Secretaries or Associates, all as of the day and year first above written.

(SEAL)
                                              SOUTHERN INDIANA GAS AND ELECTRIC
                                                COMPANY


                                              By      /s/ Robert L. Goocher
                                                -------------------------------
                                                       ROBERT L. GOOCHER
                                                 Vice President and Treasurer
Attest:


    /s/ Robert E. Heidorn
------------------------------
       ROBERT E. HEIDORN
Vice President, General Counsel
    and Assistant Secretary


(SEAL)
                                              DEUTSCHE BANK TRUST COMPANY
                                                AMERICAS


                                              By      /s/ Susan Johnson
                                                -------------------------------
                                                        SUSAN JOHNSON
                                                        Vice President
Attest:


    /s/ Irina Golovashchuk
-----------------------------
      IRINA GOLOVASHCHUK
           Associate

STATE OF INDIANA         )
                         ) SS
COUNTY OF VANDERBURGH    )


         On this 5th day of October, 2004, before me, the undersigned, a notary public in and for the county and state aforesaid, personally came Robert L. Goocher, to me known, who being by me duly sworn, did depose and say that he resides at 6755 River Ridge Drive, Newburgh, Indiana 47630; that he is Vice President and Treasurer of SOUTHERN INDIANA GAS AND ELECTRIC COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of the said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order; and the said Robert L. Goocher acknowledged the execution of the foregoing instrument on behalf of the said corporation as the voluntary act and deed of the said corporation for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year first above written.



                                                    /s/ Patricia Williams
                                               --------------------------------
                                                        Notary Public
(SEAL)

My Commission Expires:  April 23, 2009

My County of Residence is:     Warrick County
                          ------------------------
                          ------------------------

STATE OF NEW YORK     )
                      ) SS
COUNTY OF NEW YORK    )


         On this 5th day of October, 2004, before me, the undersigned, a notary public in and for the county and state aforesaid, personally came Susan Johnson, to me known, who being by me duly sworn, did depose and say that she resides at 154 East 46th Street, Brooklyn, New York 11203; that she is Vice President of DEUTSCHE BANK TRUST COMPANY AMERICAS, one of the corporations described in and which executed the foregoing instrument; that she knows the seal of the said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that she signed her name thereto by like order; and the said Susan Johnson acknowledged the execution of the foregoing instrument on behalf of the said corporation as the voluntary act and deed of the said corporation for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year first above written.



                                                   /s/ Annie Jaghatspanyan
                                              ---------------------------------
                                                      Notary Public
(SEAL)


My Commission Expires:  July 30, 2005

My County of Residence is:   Bergen, New Jersey
                          ---------------------------------
                             Qualified in New York County

                         CONSENT OF THE REGISTERED OWNER

         Pursuant to Section 1402 of the Indenture of Trust (the "Indenture") between Warrick County, Indiana and The Bank of New York Trust Company, N.A., successor to The Citizens National Bank of Evansville, as Trustee, dated as of July 1, 1985, as amended, the undersigned as the registered owner of 100% of the First Mortgage Bonds (as defined in the Indenture) hereby consents to the execution and delivery of the Supplemental Indenture dated as of October 1, 2004 (the "Supplemental Indenture") between Southern Indiana Gas and Electric Company and Deutsche Bank Trust Company Americas, as mortgage trustee and the amendment of the First Mortgage Bonds as set forth in said Supplemental Indenture.

                                            THE BANK OF NEW YORK TRUST COMPANY,
                                              N.A.



                                            By  /s/ Mark A. Hudson
                                              ---------------------------------
                                                Its      Vice President
                                                   ----------------------------

Date:  October 15, 2004